Exhibit 11




                        COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                                    June 30,                        June 30,
                                            ---------------------------    ----------------------------
                                                2001            2000            2001           2000
                                            ---------------------------    ----------------------------
Net (loss) per share - basic and diluted:
   Numerator, net (loss) ................   $(1,731,188)   $   (880,544)   $ (3,730,327)   $ (1,453,952)
                                            ===========================================================

   Denominator, weighted average shares
      Outstanding .......................    19,605,811      13,543,958      19,126,995      13,543,958
                                            ===========================================================

Net (loss) per share - basic and diluted:
   Net (loss) per share .................   $     (0.09)  $      (0.05)   $      (0.20)   $      (0.11)
                                            ==========================================================
